UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

August 30, 2005

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

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ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 18, 2005, the Compensation Committee of the Board of Directors approved the award of 20,000 restricted shares to Kenneth L. Bayne, VP of Finance & CFO.  The restricted stock award is contingent upon 5 continuous years of employment, with "cliff" vesting of all shares upon the fifth anniversary of the date of the award. All shares are forfeited in the event of termination of employment prior to the five years, for other than retirement, death or disability. Mr. Bayne receives voting power and payment of dividends related to the shares during the vesting period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date:

August 30, 2005

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